Executive Officer Severance Policy 1 APi Group Corporation Executive Officer Severance Policy (amended and restated as of February 24, 2026) ARTICLE I - PURPOSE This Executive Officer Severance Policy (the “Policy”) has been established by the Company on January 1, 2023 (the “Effective Date”) to provide certain executives with the opportunity to receive severance benefits under certain circumstances upon termination of employment. The purpose of the Policy is to attract and retain qualified executives. ARTICLE II - DEFINITIONS Capitalized terms in this Policy are defined throughout this Policy or in Appendix A. ARTICLE III - SEVERANCE BENEFITS Section 3.01 Severance Benefits Upon Qualifying Termination. Except as provided at Section 3.04, if an Eligible Executive experiences a Qualifying Termination, then, subject to ARTICLE IV, the Company will provide the Eligible Executive with severance benefits (the “Severance Benefits”) based on position at the time of the Qualifying Termination as set forth below. (a) Chief Executive Officer, Chief Financial Officer, or Executive Vice President. Upon a Qualifying Termination, the Severance Benefits for the Chief Executive Officer, Chief Financial Offer, or any Executive Vice President will be comprised of: (i) Severance Amount. Cash in an amount equal to two (2) times the sum of Base Salary and Target Annual Bonus. (ii) Annual Bonus Amount. (A) If the Qualifying Termination occurs before the Eligible Executive has received his or her Annual Bonus for the prior fiscal year, the Annual Bonus Amount will be an amount equal to the Eligible Executive’s Target Annual Bonus for such prior fiscal year. (B) If the Qualifying Termination occurs after the Eligible Executive has received his or her Annual Bonus for the prior fiscal year, the Annual Bonus Amount will be an amount equal to the Eligible Executive’s Target Annual Bonus for the fiscal year in which the Qualifying Termination occurs, multiplied by a fraction, (1) the numerator of which is the number Exhibit 10.1

Executive Officer Severance Policy 2 of days the Eligible Executive was employed in the fiscal year in which the Qualifying Termination occurs, and (2) the denominator of which is 365. For purposes of this Policy, the amount paid to an Eligible Executive resulting from the calculation made pursuant to this Section 3.01(a)(ii) is defined as the “Annual Bonus Amount”. (iii) Benefit Continuation. Benefit Continuation at the Company’s expense, paid directly by the Company to the provider, for a period of eighteen (18) months, conditioned upon the Eligible Executive’s timely election of COBRA continuation coverage. (b) Other Eligible Executives. Upon a Qualifying Termination, the Severance Benefits for any Other Eligible Executive will be comprised of: (i) Severance Amount. Cash in an amount equal to: (A) one-and-a-half (1.5) times Base Salary if the Qualifying Termination occurs either (1) upon or within twelve (12) months after a Change in Control, or (2) after the Eligible Executive has been employed by the Company (or a Related Entity) for at least two years preceding the Qualifying Termination, or (B) one (1) times the Eligible Executive’s Base Salary if (1) the Eligible Executive has been employed by the Company (or a Related Entity) for less than two years as of the Qualifying Termination, and (2) the Qualifying Termination does not occur upon or within twelve (12) months after a Change in Control. (ii) Annual Bonus Amount. The Annual Bonus Amount, as defined in Section 3.01 (a)(ii) above. (iii) Benefit Continuation. Benefit Continuation at the Company’s expense, paid directly by the Company to the provider, for a period of twelve (12) months, conditioned upon the Eligible Executive’s timely election of COBRA continuation coverage. Section 3.02 Severance Benefits Payout Timing. (a) Except to the extent Section 6.12 applies, Severance Benefits will be paid in installments on the dates that the components of the Severance Benefits would have been paid but for the Qualifying Termination. For avoidance of doubt, (i) The Annual Bonus Amount will be paid on the earlier of: (A) the date annual bonuses are next paid to Eligible Executives generally, and (B) March 15 of the calendar year after the calendar year in which the Qualifying Termination occurs; (ii) The Base Salary component of the cash severance payable under Sections

Executive Officer Severance Policy 3 3.01(a)(i) or (b)(i) will be paid in equal installments on the dates the Eligible Executive would have, but for the Qualifying Termination, been paid his or her Base Salary (A) in the case of the Chief Executive Officer, Chief Financial Officer, or any Executive Vice President, over the 24-month period following the Qualifying Termination; and (B) in the case of an Other Eligible Executive, over the 12- or 18-month period following the Qualifying Termination; and (iii) In the case of an Eligible Executive in the role of Chief Executive Officer, Chief Financial Officer, or Executive Vice President at the time of the Qualifying Termination, the Target Annual Bonus component of the cash severance payable under Section 3.01(a)(i) will be payable in two equal installments, issued on the next two dates in consecutive fiscal years, on which the Eligible Executive would have, but for the Qualifying Termination, been paid an annual bonus in each such year, and in no case later than March 15 of each such year. (b) Notwithstanding the foregoing, any Severance Benefits payments that would otherwise (absent this sentence) have been paid during the sixty-five (65) days immediately following the Eligible Executive’s Qualifying Termination will instead be paid in a single lump sum payment on the sixty-fifth (65th) day after the Eligible Executive’s Qualifying Termination (such sixty-fifth (65th) day after the Eligible Executive’s Qualifying Termination will be the “Payment Commencement Date”) or the first regular payroll date thereafter. Section 3.03 Equity Vesting. (a) Change in Control Vesting. This Section 3.03 will apply with respect to any Awards under the Equity Plan that (i) were granted on or after the Effective Date and (ii) remain outstanding and unvested as of the Qualifying Termination or Change in Control (as applicable). In the event of a conflict between the Change in Control provisions of an Award Agreement and this Section 3.03(a), the terms of the Equity Plan and this Policy will control as to the vesting of an Award on a Change in Control. (i) Time-Based Restricted Stock & RSU Vesting. Consistent with the Equity Plan, any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award, in each case, subject only to future service requirements granted under the Equity Plan, will lapse and such Awards will be deemed fully vested on the date of the Change in Control. Settlement with respect to such Restricted Stock Unit Awards will occur no later than 60 days after the Change in Control. (ii) Performance Based Award Vesting. If and only to the extent that an Eligible Executive experiences a Qualifying Termination upon or within twelve (12) months after a Change in Control, then (subject to ARTICLE IV below), any outstanding Performance Award, or performance-based Restricted Stock Units Award, any requirement that the Eligible Executive continue to be in the Continuous Service of the Company or a Related Entity through the last day of the Performance Period will be waived. The Administrator will consider such Awards to have been earned and payable in full based upon the greater of (A) the actual

Executive Officer Severance Policy 4 (iii) achievement of performance goals during the Performance Period, or (B) the deemed achievement of target performance. The vested Shares will be transferred to the Eligible Executive after the Performance Period, no later than the date the Award would have been paid had the Eligible Executive remained in Continuous Service through the Performance Period. (iv) Option Vesting. Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Qualifying Termination will become immediately (A) vested and (B) exercisable until the earlier of: (1) the latest date upon which the Stock Option would have expired by its original terms (disregarding any early termination of the option due to termination of employment), or (2) the tenth (10th) anniversary of the original date of grant of the Stock Option. (b) Non-Change in Control Vesting. If an Eligible Executive experiences a Qualifying Termination other than within twelve (12) months after a Change in Control, the Plan and the Award Agreements will control the vesting of outstanding and unvested Awards. Section 3.04 Limitations on Participation. (a) Effect of Existing Employment Agreements. If, as of the Effective Date, an Eligible Executive is a party to an Existing Employment Agreement that provides for severance benefits, the terms of such agreement (including as amended following the Effective Date) will control any entitlement to severance benefits, and such Eligible Executive will not become an Eligible Executive under this Policy for such period as the Existing Employment Agreement remains effective, unless the Administrator otherwise determines. (b) Cessation of Eligibility. If an individual ceases for any reason to serve as an Eligible Executive after the Effective Date, including when remaining employed by the Company (or a Related Entity), such person will have no claim to benefits or payments of any kind under this Policy. In no event will a prorated benefit or payment be payable. ARTICLE IV - CONDITIONS Section 4.01 Conditions and Post-Termination Obligations. An Eligible Executive’s entitlement to any Severance Benefits under Section 3.01 and/or any vesting or acceleration of Awards as contemplated under Section 3.03 will be conditioned upon and subject to the Eligible Executive executing a release agreement (the “Release Agreement”) upon reasonable terms in a form provided at the discretion of the Company, and such Release Agreement becoming effective and irrevocable within sixty-five (65) days following the Eligible Executive’s Qualifying Termination. Any such Release Agreement will include, without limitation: (i) a release of claims in favor of the Company, its Related Entities and their respective employees, officers and directors; and (ii) one-year non-solicitation, non-disparagement, confidentiality, and post-employment cooperation provisions as reasonably requested by the Company.

Executive Officer Severance Policy 5 ARTICLE V - ADMINISTRATION, AMENDMENT, AND TERMINATION Section 5.01 Administration. (a) The Administrator has the exclusive right, power and authority, in its sole and absolute discretion, to administer and interpret the Policy. The Administrator has all powers reasonably necessary to carry out its responsibilities under the Policy including (but not limited to) the sole and absolute discretionary authority to: (i) administer the Policy according to its terms and to interpret Policy provisions; (ii) resolve and clarify inconsistencies, ambiguities, and omissions in the Policy and among and between the Policy and other related documents; (iii) take all actions and make all decisions regarding questions of eligibility and entitlement to benefits, and benefit amounts; (iv) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Policy; (v) process and approve or deny all initial claims for benefits; and (vi) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of the Policy, as may arise in connection with the Policy. (b) The decision of the Administrator on any disputes arising under the Policy, including (but not limited to) questions of construction, interpretation and administration will be final, conclusive and binding on all persons having an interest in or under the Policy. Any determination made by the Administrator will be given deference if the determination is subject to judicial review and will be overturned by a court of law only if it is arbitrary and capricious. Without limiting the foregoing, the good faith determination by the Administrator of whether the Eligible Executive was terminated by the Company for Cause will be final and binding for all purposes hereunder. Section 5.02 Amendment and Termination. The Board or the Compensation Committee of the Board may, at any time, and in its discretion, alter, amend, modify, suspend or terminate the Policy or any portion thereof, except as follows: (a) This Policy may not be terminated or amended in any manner which would adversely affect the rights or potential rights of Eligible Executives if such action is taken in connection with, in anticipation of, during the six-month period before, or during the two- year period following, a Change in Control. No amendment or termination will give the Company the right to recover any amount paid to or Awards vested with an Eligible Executive before the date of such action or to cause the reduction, cessation or discontinuance of Severance Benefits or vested Awards to any person or persons under this Policy already receiving or entitled to receive such Separation Benefits and\or vested Awards under this Policy. (b) Notwithstanding any other provision of this Policy, if the Administrator determines, in its sole discretion, that the Company’s providing Benefit Continuation would violate the

Executive Officer Severance Policy 6 non-discrimination rules applicable to non-grandfathered plans, or would result in the imposition of penalties under applicable rules, the Company will have the right to amend Section 3.01(a)(iii) and (b)(iii) in a manner it determines, in its sole discretion, to comply with the Patient Protection and Affordable Care Act of 2010, as amended, and the related regulations and guidance promulgated thereunder. (c) No acceleration of the payment of benefits that are subject to the requirements of Section 409A of the Code will occur upon termination of the Policy unless the applicable requirements of Section 409A of the Code have been met. Section 5.03 Claims Procedures. An Eligible Executive who believes he or she is entitled to a payment under the Policy that has not been received in accordance with Article III may submit a claim for benefits to the Administrator pursuant to the claims procedures set forth in Appendix B. ARTICLE VI - GENERAL PROVISIONS Section 6.01 At-Will Employment. The Policy does not alter the status of each Eligible Executive as an at- will employee of the Company or Related Entity, as applicable. Nothing contained herein will be deemed to give any Eligible Executive the right to remain employed by the Company or a Related Entity or to interfere with the rights of the Company or a Related Entity to terminate the employment of any Eligible Executive at any time, with or without Cause. Section 6.02 Effect on Other Policies, Plans, Agreements, and Benefits. (a) Except as expressly set forth herein, if an Eligible Executive has been granted an Award under the Equity Plan, all Awards will remain subject to the terms of the Equity Plan (and governing Award) and are not otherwise impacted by this Policy. (b) Any Eligible Executive under this Policy will not be entitled to participate in any general severance policy or severance plan maintained by the Company or any agreement between the Eligible Executive and the Company that provides for severance benefits (except with respect to (i) an Existing Employment Agreement or (ii) a policy, plan, or agreement that expressly provides for severance benefits to be in addition to those provided under the Policy). (c) Any Severance Benefits payable to an Eligible Executive under the Policy will not be counted as compensation for purposes of determining benefits under any other benefit policies or plans of the Company, except to the extent expressly provided therein. Section 6.03 Mitigation and Offset. If an Eligible Executive obtains other employment after a Qualifying Termination, such other employment will not affect the Eligible Executive’s rights or the Company’s obligations under the Policy. Section 6.04 Severability. The invalidity or unenforceability of any provision of the Policy will not affect the validity or enforceability of any other provision of the Policy. If any provision of the Policy is held by a court of competent jurisdiction to be illegal, invalid, void or unenforceable, such provision will be deemed modified, amended and narrowed to the extent necessary to render such provision legal, valid, and enforceable, and the other remaining provisions of the Policy will not be affected but will remain in full

Executive Officer Severance Policy 7 force and effect. Section 6.05 Headings and Subheadings. Headings and subheadings contained in the Policy are intended solely for convenience and no provision of the Policy is to be construed by reference to the heading or subheading of any section or paragraph. Section 6.06 Successors. The Policy will be binding upon any successor to the Company, its assets, its businesses or its interest, in the same manner and to the same extent that the Company would be obligated under the Policy if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by the Policy, the Company will require any successor to the Company to expressly and unconditionally assume the Policy in writing and honor the obligations of the Company hereunder, in the same manner and to the same extent that the Company would be required to perform if no succession had taken place. Section 6.07 Transfer and Assignment. Neither an Eligible Executive nor any other person will have any right to sell, assign, transfer, pledge, anticipate or otherwise encumber, transfer, hypothecate or convey any amounts payable under the Policy before the date that such amounts are paid, except that, in the case of an Eligible Executive’s death during the period in which amounts remain payable following a Qualifying Termination and the satisfaction of the conditions set forth in Article IV, such amounts will be paid to the Eligible Executive’s Beneficiary. Section 6.08 Waiver. Any party’s failure to enforce any provision or provisions of the Policy will not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of the Policy. Section 6.09 Unfunded Obligations. The amounts to be paid to Eligible Employees under the Policy are unfunded obligations of the Company. The Company is not required to segregate any monies or other assets from its general funds with respect to these obligations. Eligible Executives will not have any preference or security interest in any assets of the Company other than as a general unsecured creditor. Section 6.10 Governing Law & Forum Selection. This Policy is an unfunded plan maintained primarily to provide severance compensation and benefits to a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974 (“ERISA”) and, therefore, to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. To the extent not preempted by federal law, the Policy will be construed in accordance with and governed by the laws of Delaware without regard to conflicts of law principles. Disputes arising hereunder will be subject to the exclusive jurisdiction of the U.S. District Court for the District of Minnesota, or if such court lacks jurisdiction, Ramsey County District Court. Section 6.11 Withholding. The Company will have the right to withhold from any amount payable hereunder any Federal, state, and local taxes for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation. Section 6.12 Section 409A. The Policy is intended to comply with Section 409A of the Code (and similar provisions of applicable state law) or an exemption thereunder and will be construed and administered in accordance with Section 409A of the Code (and similar provisions of applicable state law). Any payments under the Policy that may be excluded from Section 409A of the Code either as separation pay due to an involuntary separation from service or as a short-term deferral will be excluded from Section 409A of the

Executive Officer Severance Policy 8 Code to the maximum extent possible. For purposes of Section 409A of the Code, each installment payment will be treated as a separate payment. Any payments to be made under the Policy upon a termination of employment (including a Qualifying Termination) will only be made upon a Separation from Service. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under the Policy comply with Section 409A of the Code and in no event will the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by an Eligible Executive on account of non-compliance with Section 409A of the Code. Notwithstanding any other provision of the Policy, if any payment or benefit provided to an Eligible Executive in connection with his or her Qualifying Termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Eligible Executive is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i) of the Code, then such payment or benefit will not be paid until the first payroll date to occur following the six-month anniversary of the Qualifying Termination or, if earlier, on the Eligible Executive’s death (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date will be paid to the Eligible Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments will be paid without delay in accordance with their original schedule. Section 6.13 Section 280G/Excise Tax Adjustment. If it is determined that all or any part of the Severance Benefits payable to an Eligible Executive under this Policy or any other payments or benefits payable to an Eligible Executive under any other agreement with, or plan or policy of, the Company will, as determined by Company, be subject to the tax imposed by Code Section 4999 (or any similar tax that may hereafter be imposed) (the “Excise Tax”), then such payment will be either: (i) provided to Eligible Executive in full, or (ii) provided to Eligible Executive to such lesser extent as would result in no portion of such payment being subject to such Excise Tax, whichever of the foregoing amounts, when taking into account such Excise Tax, results in the receipt by Eligible Executive of the greatest amount of the payment, notwithstanding that all or some portion of such payment may be taxable under such Excise Tax. In the event that any payments under this Policy or otherwise are required to be reduced as described in this Section 6.13, the adjustment will be made, first, by reducing the Base Salary Payout due pursuant to Section 3.01(a)(i) or (b)(i); second, if additional reductions are necessary, by reducing the Annual Bonus Amount due under to Section 3.01(a)(ii) or (b)(ii)) and third, if additional reductions are still necessary, by eliminating the accelerated vesting of equity-based Awards under Section 3.03, starting with those Awards for which the amount required to be taken into account under the Section 280G of the Code rules is the greatest; provided, that in all events, such reductions will be done in a manner consistent with the requirements of Section 409A of the Code, to the extent applicable. * * * * *

A-1 APPENDIX A: “Administrator” means the Board or the Compensation Committee of the Board, each of which may delegate authority to administer this Policy to the Chief Executive Officer of the Company (unless a conflict of interest exists) or is otherwise not permitted under applicable law or the rules and regulations of the stock exchange on which the Company’s stock is listed. “Annual Bonus Amount” has the meaning set forth in Section 3.01. “Award” is defined in the Equity Plan. “Award Agreement” is defined in the Equity Plan. “Base Salary” means the Eligible Executive’s annual rate of base pay in effect immediately before the Qualifying Termination, and does not include bonuses, incentives, commissions, overtime, perquisites, special payments, or similar remuneration. “Beneficial Owner” and “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule. “Beneficiary” means the person, persons, trust or trusts that have been designated by an Eligible Executive in his or her most recent written beneficiary designation filed with respect to the retirement savings plan intended to be qualified under Section 401(k) of the Code to receive the benefits specified under that plan upon such Eligible Executive’s death (in the form and manner established under such plan). If, upon an Eligible Executive’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Eligible Executive’s estate. “Benefit Continuation” means, at the Company’s expense, the continued participation for Eligible Executive and Eligible Executive’s dependents in the Company’s medical and dental benefit coverage at the Eligible Executive’s same level and rate for such benefits immediately before the Eligible Executive’s Qualifying Termination. For purposes of clarity, if that the Eligible Executive or any of Eligible Executive’s qualified beneficiaries wish to elect COBRA continuation coverage, the Eligible Executive is responsible for the timely election of such continuation coverage under COBRA and payment of the applicable COBRA continuation premiums following the period of Benefit Continuation. “Board” means the Board of Directors of the Company. “Cause” means any of the following: (i) the willful and continuous failure by the Eligible Executive to substantially perform his or her duties with the Company or any Related Entity(ies) (other than any such failure resulting from the Eligible Executive’s incapacity due to physical or mental illness) within ten (10) days after a written demand for substantial performance is delivered to the Eligible Executive by the Board which specifically identifies the manner in which the Board believes that the Eligible Executive has not substantially performed his or her duties, (ii) misconduct or gross negligence by the Eligible Executive provided (A) the Board has determined that the resulting harm to the Company or any Related Entity(ies) from the Eligible Executive’s misconduct or

A-2 (iii) gross negligence cannot be adequately remedied, or (B) the Eligible Executive fails to correct any resulting harm to the Company or any Related Entity(ies) within ten (10) days after a written demand for correction is delivered to the Eligible Executive by the Board which specifically identifies both the manner in which the Board believes that the Eligible Executive has engaged in misconduct or gross negligence and an appropriate method of correcting any resulting harm to the Company or any Related Entity(ies), (iv) the Eligible Executive’s conviction of or the entering of a plea of guilty or nolo contendere to the commission of a felony, or (v) fraud, embezzlement, or theft against the Company or any Related Entity(ies), or a willful material violation by the Eligible Executive of a policy or procedure of the Company or any Related Entity(ies), resulting, in any case, in economic harm to the Company or any Related Entity(ies). “Change in Control” is defined in the Equity Plan, insofar as such Change in Control occurs after the Effective Date. “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985. “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code will be deemed to include a reference to any regulations promulgated thereunder. “Company” means APi Group Corporation, a Delaware corporation, and any successor thereto. “Continuous Service” is defined in the Equity Plan. “Effective Date” has the meaning set forth in ARTICLE I. “Eligible Executive” means the Company’s (i) Chief Executive Officer, (ii) Chief Financial Officer, (iii) each other Executive Vice President, and (iv) Executive Officers as designated by the Board as satisfying the definition of “Executive Officer” required to be listed in the Company’s Annual Form 10-K filing with Securities and Exchange Commission (defined at 17 C.F. R. § 240.3b-7); and (v) other employees as expressly designated by the Compensation Committee of the Board from time to time. The term does not include contractors or other non-employees. “Equity Plan” means the APi Group Corporation 2019 Equity Incentive Plan adopted by the Company, as may be amended from time to time, or any subsequent equity plan adopted by the Company. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Existing Employment Agreement” means an agreement for services between the Eligible Executive and the Company or any Related Entity (i) including, without limitation, the Executive Employment Agreements in effect between the Company and its Chief Executive Officer and Chief Financial Officer respectively, in effect as of the Effective Date; and (ii) excluding, without limitation, any Award Agreement entered into by an Eligible Executive. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

A-3 “Good Reason” shall, with respect to any Eligible Executive, have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Eligible Executive and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Eligible Executive of any duties inconsistent in any material respect with the Eligible Executive’s duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an action which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Eligible Executive; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Eligible Executive as agreed upon, other than a failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Eligible Executive; (iii) the Company’s or Related Entity’s requiring the Eligible Executive to be based at any office or location outside of fifty (50) miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Eligible Executive’s responsibilities; or (iv) a material breach by the Company or any Related Entity of any employment, consulting or other agreement under which the Eligible Executive provides services to the Company or any Related Entity. For purposes of this Plan, upon termination of a Eligible Executive’s Continuous Service, Good Reason shall not be deemed to exist unless the Eligible Executive’s termination of Continuous Service for Good Reason occurs within sixty (60) days following the initial existence of one of the conditions specified in clauses (i) through (iv) above, the Eligible Executive provides the Company or the Related Entity for which the Eligible Executive provides services with written notice of the existence of such condition with thirty (30) days after the initial existence of the condition, and the Company fails to remedy the condition within thirty (30) days after its receipt of notice. “Option” is defined in the Equity Plan. “Other Eligible Executive” means an Eligible Executive not in the role of Chief Executive Officer, Chief Financial Officer, or Executive Vice President. “Other Stock-Based Award” is defined in the Equity Plan. “Payment Commencement Date” has the meaning set forth in Section 4.01(b). “Performance Award” is defined in the Equity Plan. “Performance Period” is defined in the Equity Plan. “Policy” means this APi Group Corporation Executive Severance Policy, as may be amended and/or restated from time to time. “Qualifying Termination” means (i) in the case of an Eligible Executive in the role of Chief Executive Officer or Chief Financial Officer, termination of employment at any time (A) by the Company (and all of its Related Entities) without Cause, or (B) by the Chief Executive Officer or the Chief Financial Officer for Good Reason; and (ii) in the case of Eligible Executives (other than Eligible Executives in the role of Chief Executive Officer or Chief Financial Officer), termination of employment (A) at any time by the Company (and all of its Related Entities) without Cause; or (B) upon or within twelve (12) months after a Change in Control, by the Eligible Executive for Good Reason. “Related Entity(ies)” is defined in the Equity Plan.

A-4 “Restricted Stock Award” is defined in the Equity Plan. “Restricted Stock Unit Award” is defined in the Equity Plan. “Separation from Service” has the meaning set forth in Treasury Regulations 1.409A-1(h). “Release Agreement” has the meaning set forth in Section 4.01(b). “Shares” is defined in the Equity Plan. “Specified Employee Payment Date” has the meaning set forth in Section 6.12. “Stock Appreciation Right” is defined in the Equity Plan. “Subsidiary” is defined in the Equity Plan. “Target Annual Bonus” means the Eligible Executive’s target bonus (with any individual performance modifier thereunder, if applicable, deemed to be satisfied at 100%) established under the Company’s annual incentive compensation plan, program and/or arrangements applicable to senior-level executives (as established and modified from time to time by the Compensation Committee of the Board within its sole discretion) for the fiscal year pertinent to the calculation of the Annual Bonus Amount. * * * * *

B-1 APPENDIX B: Benefits under the Policy will be paid in accordance with Article III. In the event an Eligible Executive believes he or she is entitled to a payment under the Policy that has not been received in accordance with Section 3.02, then the Eligible Executive may submit a claim for benefits to the Administrator pursuant to the claims procedures set forth herein: Initial Claims. A written claim for benefits to the Administrator must be submitted within 90 days after the Eligible Executive’s Payment Commencement Date. Claims should be addressed and sent to: Administrator – APi Group Executive Officer Severance Policy c\o APi Group General Counsel 1100 Old Highway 8 NW New Brighton, MN 55112 If the Eligible Executive’s claim is denied, in whole or in part, the Eligible Executive will be furnished with written notice of the denial within 90 days after the Administrator’s receipt of the Eligible Executive’s written claim, unless special circumstances require an extension of time for processing the claim, in which case a period not to exceed 180 days will apply. If such an extension of time is required, written notice of the extension will be furnished to the Eligible Executive before the termination of the initial 90- day period and will describe the special circumstances requiring the extension, and the date on which a decision is expected to be rendered. Written notice of the denial of the Eligible Executive’s claim will contain the following information: (a) the specific reason or reasons for the denial of the Eligible Executive’s claim; (b) references to the specific Policy provisions on which the denial of the Eligible Executive’s claim was based; (c) a description of any additional information or material required by the Administrator to reconsider the Eligible Executive’s claim (to the extent applicable) and an explanation of why such material or information is necessary; and (d) a description of the Policy’s review procedures and time limits applicable to such procedures, including a statement of the Eligible Executive’s right to bring a civil action under Section 502(a) of ERISA following a benefit claim denial on review. Appeal of Denied Claims. If the Eligible Executive’s claim is denied and he or she wishes to submit a request for a review of the denied claim, the Eligible Executive or his or her authorized representative must follow the procedures described below: (a) Upon receipt of the denied claim, the Eligible Executive (or his or her authorized representative) may file a request for review of the claim in writing with the Administrator. This request for review must be filed no later than 60 days after the Eligible Executive has received written notification of the denial.

B-2 (b) The Eligible Executive has the right to submit in writing to the Administrator any comments, documents, records or other information relating to his or her claim for benefits. (c) The Eligible Executive has the right to be provided with, upon request and free of charge, reasonable access to and copies of all pertinent documents, records and other information that is relevant to his or her claim for benefits. (d) The review of the denied claim will take into account all comments, documents, records and other information that the Eligible Executive submitted relating to his or her claim, without regard to whether such information was submitted or considered in the initial denial of his or her claim. Administrator’s Response to Appeal. The Administrator will provide the Eligible Executive with written notice of its decision within 60 days after the Administrator’s receipt of the Eligible Executive’s written claim for review. There may be special circumstances which require an extension of this 60-day period. In any such case, the Administrator will notify the Eligible Executive in writing within the 60-day period and the final decision will be made no later than 120 days after the Administrator’s receipt of the Eligible Executive’s written claim for review. The Administrator’s decision on the Eligible Executive’s claim for review will be communicated to the Eligible Executive in writing and will clearly state: (a) the specific reason or reasons for the denial of the Eligible Executive’s claim; (b) reference to the specific Policy provisions on which the denial of the Eligible Executive’s claim is based; (c) a statement that the Eligible Executive is entitled to receive, upon request and free of charge, reasonable access to, and copies of, the Policy and all documents, records, and other information relevant to his or her claim for benefits; and (d) a statement describing the Eligible Executive’s right to bring an action under Section 502(a) of ERISA. Exhaustion of Administrative Remedies. The exhaustion of these claims procedures is mandatory for resolving every claim and dispute arising under the Policy. As to such claims and disputes: (a) no claimant will be permitted to commence any legal action to recover benefits or to enforce or clarify rights under the Policy under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, until these claims procedures have been exhausted in their entirety; and (b) in any such legal action, all explicit and implicit determinations by the Administrator (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) will be afforded the maximum deference permitted by law. Attorney’s Fees. The Company and each Eligible Executive will bear their own attorneys’ fees incurred in connection with any disputes between them.